Exhibit 10.2
FIRST AMENDMENT TO
INTERCREDITOR AND SUBORDINATION AGREEMENT
          This FIRST AMENDMENT TO INTERCREDITOR AND SUBORDINATION AGREEMENT dated as of September 29, 2008 (“First Amendment”), is entered into among The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), Lakes KAR-Shingle Springs, LLC (the “Manager”) and The Bank of New York Mellon Trust Company, N.A., as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Intercreditor and Subordination Agreement (as defined below).
WITNESSETH:
          WHEREAS, the Shingle Springs Tribal Gaming Authority (the “Authority”), an unincorporated governmental authority of the Shingle Springs Band of Miwok Indians (the “Tribe”), the Tribe and the Trustee have entered into that certain Indenture, dated as of June 28, 2007 (the “Indenture”), pursuant to which the Authority issued its 9 3/8% senior notes due 2015 (the “Notes”); and
          WHEREAS, the Authority and the Collateral Agent have entered into that certain Security Agreement, dated as of June 28, 2007 (the “Security Agreement”), to secure certain obligations of the Authority, including the Authority’s obligations under the Indenture and the Notes; and
          WHEREAS, the Tribe executed and delivered in favor of the Manager that certain Security Agreement dated October 13, 2003 (the “Lakes Security Agreement”), to secure certain obligations of the Tribe; and
          WHEREAS, the obligations secured by the Lakes Security Agreement and the obligations under the Lakes Security Agreement have been assumed by the Authority, pursuant to that certain Assignment and Assumption Agreement, dated as of April 20, 2007, and the Authority and the Manager have further confirmed certain matters with respect to the Lakes Security Agreement pursuant to that certain Security Agreement Acknowledgment dated as of June 28, 2007 (the “Lakes Security Agreement Acknowledgment”); and
          WHEREAS, the Trustee, the Collateral Agent and the Manager entered into that certain Intercreditor and Subordination Agreement, dated as of June 28, 2007 (the “Intercreditor and Subordination Agreement”); and
          WHEREAS, the Authority, the Tribe, and the Trustee have entered into a First Supplemental Indenture, dated as of the date hereof (the “First Supplemental Indenture”), to supplement and amend the Indenture and to direct the Collateral Agent to enter into amendments to the Security Agreement and the Intercreditor and Subordination Agreement as provided therein pursuant to Section 9.01 of the Indenture; and

          WHEREAS, the Trustee has directed the Collateral Agent to enter into this First Amendment to amend the Intercreditor and Subordination Agreement as provided in the First Supplemental Indenture; and
          WHEREAS, the Manager desires to enter into this First Amendment to amend the Intercreditor and Subordination Agreement and confirm certain other matters as provided herein;
          NOW THEREFORE, the parties, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby amend the Intercreditor and Subordination Agreement and agree as set forth below:
          1. Amendments to the Intercreditor and Subordination Agreement.
          (a) The term “2015 Notes Indenture” in Recital F of the Intercreditor and Subordination Agreement shall be deemed to refer to the Indenture, as amended by the First Supplemental Indenture.
          (b) The definition of “FF&E Financing” in Section 1 of the Intercreditor and Subordination Agreement is amended in its entirety as follows:
     “FF&E Financing” shall have the meaning provided in the 2015 Notes Indenture.”
          (c) The definition of “FF&E Collateral” in Section 1 of the Intercreditor and Subordination Agreement is amended in its entirety as follows:
     “FF&E Collateral” means assets that are acquired, leased, improved or constructed (including, without limitation, assets the cost of which is financed in the manner described in the defined term “FF&E Financing”) with the proceeds of, and that secure, FF&E Financing incurred under Section 4.08(b)(3) of the 2015 Notes Indenture (other than pursuant to an issuance of Additional Notes (as defined in the 2015 Notes Indenture)) in accordance with the terms of the 2015 Notes Indenture, including any deposit or securities account in which only such proceeds may be initially deposited.”
          (d) The defined term “Security Agreement,” as referred to in the definition of “First Lien Security Documents” in Section 1 of the Intercreditor and Subordination Agreement, shall be deemed to refer to the Security Agreement, as amended as contemplated by the First Supplemental Indenture.
          2. Confirmation of Manager.
          The Manager hereby confirms that, in paragraph 4 of the Lakes Security Agreement Acknowledgment, the references therein to “FF&E Collateral” shall be deemed to refer to the FF&E Collateral (as defined in the Intercreditor and Subordination Agreement, as amended hereby), and the reference in clause (i) to “the FF&E Financing (and any renewal, refunding, replacement or refinancing thereof)” shall be deemed to refer to such FF&E Financing (as defined in the Intercreditor and Subordination Agreement, as amended hereby) as is secured by such FF&E Collateral.
          3. Other Provisions in Effect. The provisions of the Intercreditor and Subordination Agreement shall be amended as herein provided, with all provisions of the Intercreditor and Subordination Agreement not amended by this First Amendment remaining in full force and effect. This First Amendment and the Intercreditor and Subordination Agreement, as amended by this First Amendment, shall be subject to all other provisions as are contained in or applicable to, through incorporation by reference or otherwise, the Intercreditor and Subordination Agreement, including, but not limited to, those provisions relating to notices, amendments, assignability, jurisdiction, indemnification, and requirements to arbitrate.
          4. Representations of the Parties. Each party hereby represents to the other parties that as of the date hereof (a) no default or event of default, however defined, exists under the Intercreditor and Subordination Agreement; (b) the execution, delivery and performance of this First Amendment has been duly authorized by its Board of Directors, (c) such party has full power to execute, deliver and perform this First Amendment, (d) this First Amendment has been duly executed and delivered by such party, and is a valid and binding agreement of such party, enforceable in accordance with its terms, except as enforcement may be limited by rights of creditors generally and principles of equity, (e) this First Amendment does not violate or conflict with any law, regulation, ruling, order or decree currently in effect or any contract, agreement, or instrument to which such party or its property is bound or subject and (f) no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, without limitation, any Gaming Authority (as defined in the Indenture)) is required for such party’s execution, delivery and performance of this First Amendment, or consummation of the transactions contemplated hereby, except such as have been obtained or made by such party and are in full force and effect.
          5. Miscellaneous.
     (a) This First Amendment is delivered in and shall in all respects be construed according to the laws of the State of New York.
     (b) This First Amendment shall be binding on the Manager, the Trustee and the Collateral Agent, as applicable, and any successor of the Manager, the Trustee or the Collateral Agent.
     (c) This First Amendment, when construed in conjunction with the Intercreditor and Subordination Agreement, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter of this First Amendment.

     (d) In case any provision in this First Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     (e) This First Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

LAKES KAR-SHINGLE SPRINGS, LLC, as the Manager
By	/s/ Lyle Berman
	Name:	Lyle Berman
	Title:	Chief Executive Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By	/s/ Kristine E. Brutsman
	Name:	Kristine E. Brutsman
	Title:	Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Collateral Agent
By	/s/ Kristine E. Brutsman
	Name:	Kristine E. Brutsman
	Title:	Vice President

Acknowledged by: SHINGLE SPRINGS TRIBAL GAMING AUTHORITY
By	/s/ Scott Holmes
	Name:	Scott Holmes
	Title:	Chairman

By	/s/ Nicholas H. Fonseca
	Name:	Nicholas H. Fonseca
	Title:	Tribal Chairman